ITEM 77I - TERMS OF NEW OR AMENDED SECURITIES


The Board of Trustees ("Board") of Vision Group of Funds ("Trust") held its regular meeting on February 20, 2002 ("Meeting").

At the Meeting, after full discussion, on motion duly made and seconded, it was unanimously

	RESOLVED,	that the Board hereby approves the addition of
Vision Managed Allocation Fund-Aggressive
Growth B Shares, Vision Managed Allocation
Fund-Conservative Growth B Shares and Vision
Managed Allocation Fund-Moderate Growth B
Shares to the Distributor's Contract between Federated Securities Corp. and the Trust, substantially in the form provided to the Board and to be filed with the records of the Trust.

RESOLVED,	that the Board hereby approves the addition of
Vision Managed Allocation Fund-Aggressive
Growth B Shares, Vision Managed Allocation
Fund-Conservative Growth B Shares and Vision
Managed Allocation Fund-Moderate Growth B
Shares to the Rule 12b-1 Plan, substantially in
the form provided to the Board and to be filed
with the records of the Trust.
RESOLVED,	that the Board hereby approves the Rule 12b-1
Agreement between the Broker/Dealer or
Financial Institution executing this agreement and Federated Securities Corp., substantially in the form provided to the Board and to be filed with the records of the Trust.

	RESOLVED,	that the Board hereby approves the addition of
Vision Managed Allocation Fund-Aggressive
Growth B Shares, Vision Managed Allocation
Fund-Conservative Growth B Shares and Vision
Managed Allocation Fund-Moderate Growth B
Shares to the Shareholder Services Plan for the Trust, substantially in the form provided to the Board and to be filed with the records of the Trust.

	RESOLVED,	that the Board hereby approves the Shareholder
Services Agreement between a Service Provider
and Federated Services Company on behalf of
Vision Managed Allocation Fund-Aggressive
Growth B Shares, Vision Managed Allocation
Fund-Conservative Growth B Shares and Vision
Managed Allocation Fund-Moderate Growth B
Shares, substantially in the form provided to
the Board and filed with the records of the
Trust.
RESOLVED,	that the Board hereby approves the addition of
Vision Managed Allocation Fund-Aggressive
Growth B Shares, Vision Managed Allocation
Fund-Conservative Growth B Shares and Vision
Managed Allocation Fund-Moderate Growth B
Shares to the Mutual Fund Sales and Services
Agreement between Federated Securities Corp.
and a Financial Institution executing the
Agreement , substantially in the form provided
to the Board and to be filed with the records
of the Trust.
RESOLVED,	that the Board hereby approves the amendment to
the Trust's multiple class plan, pursuant to
Rule 18f-3, to reflect the addition of Vision
Managed Allocation Fund-Aggressive Growth A and
B Shares, Vision Managed Allocation
Fund-Conservative Growth A and B Shares and
Vision Managed Allocation Fund-Moderate Growth
A and B Shares, substantially in the form
provided to the Board and to be filed with the
records of Trust.
RESOLVED,	that the officers of the Trust are hereby
authorized and directed to enter into the contracts and agreements discussed at this meeting.